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                                                                    Exhibit 5.1





                                 August 31, 1999




Board of Directors
Energy BioSystems Corporation
4200 Research Forest Drive
The Woodlands, Texas  77380

Gentlemen:

         We have acted as counsel to Energy BioSystems Corporation (the "Company") in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale by the Selling Stockholders identified in the Registration Statement of up to 4,874,943 shares (the "Shares") of the Company's Common Stock, par value $0.01 per share, including 660,123 shares (the "Warrant Shares") issuable upon exercise of warrants.

         As the basis for the opinions hereinafter expressed, we have examined such statutes, regulations, corporate records and documents, certificates of corporate and public officials, and other instruments as we have deemed necessary or advisable. In such examination we have assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

         Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that the Shares have been duly authorized by the Company and are or, in the case of the Warrant Shares, upon issuance in accordance with the terms of the Warrants, will be, validly issued, fully paid and nonassessable.

         This opinion is limited in all respects to the General Corporation Law of the State of Delaware and the laws of the United States of America insofar as such laws are applicable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and reference to our firm under the caption "Legal Matters" in the Prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                       Very truly yours,


                                       ANDREWS & KURTH, L.L.P.




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